UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 below is incorporated by reference herein insofar as it relates to the unregistered sale of equity securities.

Item 8.01 Other Events.

As previously disclosed, on August 11, 2015, CF Industries Sales, LLC (“CFS”), a wholly-owned subsidiary of CF Industries Holdings, Inc. (the “Company”) and the sole member of CF Industries Nitrogen, LLC (“CFN”), entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) with CHS Inc. (“CHS”).  On December 18, 2015, CFS and CHS entered into a Second Amended and Restated Limited Liability Company Agreement (the “Second Amended and Restated LLC Agreement”) in order to amend certain non-material terms of the LLC Agreement.  Pursuant to the Second Amended and Restated LLC Agreement, CHS agreed to invest $2.8 billion in cash in exchange for an approximately 11.4% limited liability company membership interest in CFN (the “Investment”), subject to the satisfaction of certain conditions.

On February 1, 2016, CFS and CHS completed the Investment, and CHS became a member of CFN in accordance with the terms of the Second Amended and Restated LLC Agreement.  The Investment was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

A description of the terms of the LLC Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 17, 2015.  The Second Amended and Restated LLC Agreement was filed as Exhibit 2.1 to a Current Report on Form 8-K filed by the Company with the SEC on December 21, 2015.

On February 1, 2016, the Company and CHS issued a joint press release announcing the closing of the Investment.  A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

ADDITIONAL INFORMATION

CF B.V. (“New CF”) has filed with the SEC a registration statement on Form S-4 (SEC File No. 333-207847) that includes a preliminary proxy statement of CF Industries Holdings, Inc. (“CF Industries”) and a preliminary shareholders circular of OCI N.V. (“OCI”), each of which also constitutes a preliminary prospectus of New CF. The registration statement has not been declared effective by the SEC. The definitive proxy statement/prospectus will be delivered to CF Industries shareholders and the definitive shareholders circular/prospectus will be delivered to OCI shareholders as required by applicable law after the registration statement becomes effective. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, THE SHAREHOLDERS CIRCULAR/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus, the shareholders circular and other documents filed with the SEC by New CF and CF Industries through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement/prospectus, the shareholders circular and other documents filed by CF Industries and New CF with the SEC by contacting CF

Industries Investor Relations at: CF Industries Holdings, Inc., c/o Corporate Communications, 4 Parkway North, Suite 400, Deerfield, Illinois, 60015 or by calling (847) 405-2542.

PARTICIPANTS IN THE SOLICITATION

CF Industries and New CF and their respective directors and executive officers and OCI and its executive directors and non-executive directors may be deemed to be participants in the solicitation of proxies from the stockholders of CF Industries in connection with the proposed transaction. Information regarding the directors and executive officers of CF Industries is contained in CF Industries’ proxy statement for its 2015 annual meeting of stockholders, filed with the SEC on April 2, 2015, and CF Industries’ Current Report on Form 8-K filed with the SEC on June 25, 2015. Information about the executive directors and non-executive directors of OCI is contained in OCI’s annual report for the year ended December 31, 2014, available on OCI’s web site at www.oci.nl. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of CF Industries in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC by New CF.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Joint Press Release, dated February 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2016	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Senior Vice President, General
Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release, dated February 1, 2016.